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                                   Exhibit 23(b)
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                   Consent of Ernst & Young LLP


We consent to the incorporation by reference in the Registration Statement (Form S-8) and related Prospectus pertaining to the Worthen Banking Corporation Amended and Substituted Stock Option Plan of our report dated January 19, 1995, with respect to the consolidated financial statement of Boatmen's Bancshares, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP


St. Louis, Missouri
April 3, 1995